UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)
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Yahoo! Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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701 First Avenue
Sunnyvale, CA 94089
July 28, 2008
Dear Fellow Stockholder:
On July 21, 2008, Yahoo! Inc. (the “Company”) and Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P., Icahn Partners Master Fund III L.P., High River Limited Partnership and Carl C. Icahn (collectively, the “Icahn Group”) entered into an agreement (the “Settlement Agreement”) to settle the proxy contest pertaining to the election of directors to the Company’s Board of Directors (the “Board”) at the Company’s 2008 annual meeting of stockholders (the “Annual Meeting”), which will be held on August 1, 2008.
Under the Settlement Agreement, which is described in the accompanying supplement (the “Supplement”) to the Company’s proxy statement dated June 9, 2008, the Icahn Group have irrevocably withdrawn their notice of intention to nominate certain individuals for election as directors at the Annual Meeting, agreed to immediately cease all efforts related to their own proxy solicitation and agreed to vote, or cause to be voted, all shares of the Company’s common stock beneficially owned by them for all of the directors nominated by the Board. Additionally, the Company has agreed that, following the Annual Meeting, the number of seats on the Board will be increased to 11, Carl Icahn will be appointed to serve as a director of the Company until the Company’s 2009 annual meeting of stockholders (the “2009 Annual Meeting”), and the Board will appoint two more individuals to serve as directors of the Company until the 2009 Annual Meeting. These two additional individuals will be selected at the Board’s sole discretion, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, from the following list: Lucian A. Bebchuk, Frank J. Biondi, Jr., John H. Chapple, Mark Cuban, Adam Dell, Keith Meister, Edward H. Meyer, and Brian S. Posner, each of whom was on the Icahn Group’s slate of director nominees, and Jonathan Miller. In connection with the settlement of the proxy contest, Robert A. Kotick has submitted his resignation from the Board, which will become effective upon the completion of the Annual Meeting.
The Board’s nominees for election as directors at the Annual Meeting are: Roy J. Bostock, Ronald W. Burkle, Eric Hippeau, Vyomesh Joshi, Arthur H. Kern, Robert A. Kotick, Mary Agnes Wilderotter, Gary L. Wilson and Jerry Yang. The Board of Directors urges you to elect the nine nominees recommended by the Board by voting on the enclosed WHITE proxy card.
Please note that, pursuant to the Settlement Agreement, any GOLD proxy card which you may have previously submitted will NOT be voted at the Annual Meeting. Accordingly if you previously submitted a GOLD proxy card, it is very important that you sign, date, and return the enclosed WHITE proxy card or submit your proxy by internet or telephone.
Please review the Supplement, regardless whether you voted on a card previously supplied by the Company.
If you have questions about voting your shares, please call MacKenzie Partners, Inc. toll-free at (800) 322-2885.

Sincerely yours,

Roy Bostock	Jerry Yang
Chairman of the Board	Chief Executive Officer

701 First Avenue
Sunnyvale, CA 94089
SUPPLEMENT
TO
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
to be held on August 1, 2008
at
The Fairmont San Jose
170 South Market Street
San Jose, California
     This supplement (the “Supplement”) supplements and amends the proxy statement dated June 9, 2008 (the “Proxy Statement”) of Yahoo! Inc. (the “Company”) furnished to holders of the Company’s common stock (the “Common Stock”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 1, 2008, or any adjournment or postponement thereof. The Annual Meeting will be held at The Fairmont San Jose, 170 South Market Street, San Jose, California, at 10:00 a.m., local time. The record date for the determination of the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is June 3, 2008, which is the same record date specified in the Proxy Statement. This Supplement, which should be read in conjunction with the Proxy Statement, is first being mailed to stockholders on or about July 28, 2008.
     On July 21, 2008, the Company and Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P., Icahn Partners Master Fund III L.P., High River Limited Partnership and Carl C. Icahn (collectively, the “Icahn Group”), entered into an agreement (the “Settlement Agreement”) to settle the proxy contest pertaining to the election of directors to the Board at the Annual Meeting.
     Under the Settlement Agreement, the Icahn Group have irrevocably withdrawn their notice of intention to nominate certain individuals for election as directors at the Annual Meeting, agreed to immediately cease all efforts related to their own proxy solicitation and agreed to vote, or cause to be voted, all shares of Common Stock beneficially owned by them for all of the directors nominated by the Board. For additional information regarding the Settlement Agreement refer to the section below captioned “Background.”
     The Board’s nominees for election as directors at the Annual Meeting are: Roy J. Bostock, Ronald W. Burkle, Eric Hippeau, Vyomesh Joshi, Arthur H. Kern, Robert A. Kotick, Mary Agnes Wilderotter, Gary L. Wilson and Jerry Yang. The Board of Directors urges you to elect the nine nominees recommended by the Board by voting on the enclosed WHITE proxy card.

     In addition, stockholders are being asked to vote at the Annual Meeting “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2) and “AGAINST” each of the three proposals submitted by stockholders (Proposal Nos. 3 through 5), as more fully described in the Proxy Statement.
     If you submitted or submit a WHITE proxy card, and do not revoke your proxy before it is voted at the Annual Meeting, your shares will be voted as indicated on that proxy card.
     Please note that, pursuant to the Settlement Agreement, any GOLD proxy card which you may have previously submitted will NOT be voted at the Annual Meeting. Accordingly if you previously submitted a GOLD proxy card, it is very important that you sign, date, and return the enclosed WHITE proxy card or submit your proxy by internet or telephone.
     In all matters other than the election of directors, abstentions have the same effect as votes “AGAINST” a matter. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, a broker may not be entitled to vote shares held for a beneficial owner on certain non-routine items, such as contested director elections and each of the stockholder proposals, absent instructions from the beneficial owners of such shares. Thus, if you do not give your broker specific instructions, your shares may be treated as “broker non-votes” and may not be voted on these matters and, in such event, your shares will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.
     Stockholders are urged to vote promptly using the enclosed WHITE proxy card. You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by: (1) delivering to Yahoo! (Attention: Corporate Secretary) at the address on the first page of this Supplement a written notice of revocation of your proxy; (2) delivering to Yahoo! an authorized proxy bearing a later date (including a proxy by telephone or over the Internet); or (3) attending the Annual Meeting and voting in person. Attendance at the meeting in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.
     For additional information regarding voting of your shares, refer to the section below captioned “Voting of Proxies.”
Background
     On May 15, 2008, the Icahn Group formally notified the Company of their intention to nominate ten nominees for election at the Annual Meeting. On June 6, 2008, the Icahn Group further notified the Company that Keith A. Meister voluntarily withdrew as a nominee from the Icahn Group slate of directors and that the Icahn Group intended to nominate nine nominees for election at the Annual Meeting. On June 9, 2008, the Icahn Group further notified the Company that

Robert K. Shaye voluntarily withdrew as a nominee for director of the Company and that Mr. Meister would be reinstated as a director nominee.
     On July 21, 2008, as stated above, the Company and the Icahn Group entered into the Settlement Agreement. Pursuant to the Settlement Agreement, among other things:
     •     The Company has agreed that, as soon as practicable following the date of the Annual Meeting:
     •     but no later one business day following the completion of the Annual Meeting, the Board will (i) increase the number of seats on its Board to 11, (ii) obtain the resignation from the Board of Robert Kotick and (iii) take all necessary action to appoint Carl Icahn (the “Icahn Associates Nominee”) to serve as a director of the Company until no earlier than the Company’s 2009 annual meeting of stockholders (the “2009 Annual Meeting”), subject to the terms of the Settlement Agreement; and
     •     but no later than the later of August 15, 2008 and one business day following completion of the Annual Meeting, the Board will appoint two individuals to serve as directors of the Company until no earlier than the 2009 Annual Meeting, subject to the terms of the Settlement Agreement, which individuals will be selected at the Board’s sole discretion, upon the recommendation of the Company’s Nominating and Corporate Governance Committee, from the following list: Lucian A. Bebchuk, Frank J. Biondi, Jr., John H. Chapple, Mark Cuban, Adam Dell, Keith Meister, Edward H. Meyer, and Brian S. Posner, each of whom was on the Icahn Group’s slate of director nominees, and Jonathan Miller.
     •     The Icahn Group have irrevocably withdrawn their notice to the Company of their intention to nominate certain individuals at the Annual Meeting and have agreed to immediately cease all efforts related to their own proxy solicitation.
     •     Each member of the Icahn Group will cause or instruct the record owner to cause all shares of the Company’s common stock beneficially owned by them to be present and voted for all of the directors nominated by the Board for election at the Annual Meeting.
     •     In the event the Icahn Group and their affiliates own less than 30 million shares of the Company’s common stock, the Icahn Associates Nominee will tender his resignation from the Board.
     •     So long as the Icahn Associates Nominee is a member of the Board, no member of the Icahn Group nor any affiliate of the Icahn Group will:
     •     solicit proxies or written consents of stockholders, or any other person with the right to vote or power to give or withhold consent in respect of the voting securities of the Company, or conduct, encourage, participate or engage in any “solicitation” of any proxy, consent or other authority to vote any voting securities, with respect to any matter, or become a participant in any contested solicitation with respect to the Company, including without limitation relating to the removal or the election of directors;
     •     form or join in a partnership, limited partnership, syndicate or other group, including without limitation a group as defined under Section 13(d) of the Securities Exchange Act of 1934, with respect to the Company’s common stock;
     •     without the prior approval of the Board contained in a written resolution of the Board, take certain actions with respect to any (i) tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries or affiliates; (ii) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries or affiliates; or (iii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or affiliates; and
     •     make, or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the Company, its officers or its directors or any person who has served as an officer or director of the Company on or following the date of the Settlement Agreement.
     •     If, prior to the 2009 Annual Meeting, the Board forms a committee to evaluate, negotiate or approve an extraordinary transaction, involving a possible change in control of the Company, the sale of all or substantially all or a material portion of the assets of the Company or a sale of all or substantially all of the Company’s search assets, or any other material transaction out of the ordinary course of business, the Board will offer to appoint the Icahn Associates Nominee to serve on any such committee.
     •     The Icahn Group and the Company agreed to a mutual release of claims arising in respect of, or in connection with, the nomination and election of directors at the Annual Meeting.
     The Company filed a complete copy of the Settlement Agreement with the Securities and Exchange Commission on July 21, 2008 as Exhibit 10.1 to its Current Report on Form 8-K. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.
Nominees
     All nine members of the Current Board are standing for re-election at the Annual Meeting: Roy Bostock, Ronald Burkle, Eric Hippeau, Vyomesh Joshi, Arthur Kern, Robert Kotick, Mary Agnes Wilderotter, Gary Wilson and Jerry Yang. Subsequent to the Company’s July 21, 2008 press release announcing the Settlement Agreement, following discussions with, and at the request of, the Company, Mr. Kotick confirmed that in order to ensure that the Settlement Agreement is properly implemented in accordance with its terms (which provide for Mr. Kotick to resign as a director as soon as practicable following the completion of the Annual Meeting), he will stand for re-election at the Annual Meeting and his resignation will become effective upon the completion of the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE BOARD’S NOMINEES.
Voting of Proxies
     If you wish to vote for the nine nominees listed above, you may do so by voting on the WHITE proxy card enclosed with this Supplement. If you vote, or if you previously voted, on the WHITE proxy card previously furnished to you with the Proxy Statement, your shares will be voted in accordance with your instructions, or in the absence of any such instructions, for the nine nominees named above. No further action is required if you have already voted on a WHITE proxy card previously supplied by the Company.
     Shares of Common Stock represented by properly executed proxy cards received by the Company (either electronically via the internet, by phone, or via mail) in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. If you are a stockholder of record, and you sign and return a WHITE proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on all matters listed in the notice for the meeting, and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote before the meeting. If you hold your shares in street name and do not provide your broker with voting instructions (including by returning a blank WHITE voting instruction card), your shares may be treated as “broker non-votes” and may not be counted in connection with certain matters (as described above).
     If you submitted or submit a WHITE proxy card, and do not revoke your proxy before it is voted at the Annual Meeting, your shares will be voted as indicated on that proxy card.
     Please note that any GOLD proxy card which you may have previously submitted will not be voted at the Annual Meeting. Accordingly if you previously submitted a GOLD proxy card, it is very important that you sign, date, and return the enclosed WHITE proxy card or submit your proxy by internet or telephone. Proxies granted by the GOLD proxy card included with the Icahn Group’s proxy statement will not be included in determining whether or not a quorum is present and will not be counted in tabulating the number of votes cast on the election of directors, the ratification of the Company’s appointment of an independent registered public accounting firm or the vote on the three stockholder proposals. In that case, your vote on the GOLD proxy card included with the Icahn Group’s proxy statement will have no effect on the outcome of the voting. In addition, votes that you may have previously authorized to be cast on your behalf by the Icahn Group by telephone or the internet will not be cast. You may vote again by telephone or the internet by following the instructions in the accompanying WHITE proxy card.
     For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.
     The Board of Directors has not received valid notice of any other business that will be acted upon at the Annual Meeting. If any other business is properly brought before the Annual

Meeting, proxies in the enclosed form will be voted in respect thereof as the proxyholders deem advisable.
Litigation
     As more fully described in the Proxy Statement, since February 11, 2008, five separate stockholder lawsuits were filed in Delaware Court of Chancery against members of the Board of Directors (the “Delaware Lawsuits”). Two of the Delaware Lawsuits were voluntarily dismissed and the remaining Delaware Lawsuits have been consolidated. On June 13, 2008, defendants filed a motion to dismiss the operative complaint. On June 16, 2008, the Court denied plaintiffs’ renewed request for an expedited trial date and on July 11, 2008, stayed all discovery pending resolution of defendants’ motion to dismiss. In lieu of opposing the motion to dismiss, on July 14, 2008, plaintiffs filed a motion for leave to file an amended complaint (the “Second Amended and Consolidated Complaint”).
     The proposed Second Amended and Consolidated Complaint purports to allege claims against certain former and current members of the Board of Directors on behalf of all the Company’s stockholders, except defendants and their affiliates, and derivatively on behalf of the Company. The Company is named as a nominal defendant only, and no monetary relief is sought against the Company.
     The proposed Second Amended and Consolidated Complaint generally alleges that defendants breached fiduciary duties in connection with consideration of proposals by Microsoft Corporation (“Microsoft”) to purchase all or part of the Company, adoption of employee retention plans, the June 12, 2008 agreement between Google, Inc. and the Company, and purports to allege claims relating to alleged false and misleading statements in the Proxy Statement. With regard to the Proxy Statement, plaintiffs allege that the Proxy Statement falsely discloses that the severance plans were designed to help retain the Company’s employees, maintain a stable work environment and provide certain economic benefits to the employees in the event their employment is actually or constructively terminated in connection with a change in control of the Company when, according to plaintiffs, the severance plans allegedly (i) were designed to interfere with Microsoft’s desire for an orderly integration and to defend against a potential proxy contest, (ii) provide no economic benefit to employees in the event of any reduction in force, reorganization or alternative transaction in lieu of a sale to Microsoft, and (iii) are drafted in a manner that may potentially trigger a tax liability for employees who resign and receive severance. Plaintiffs also allege that the Proxy Statement is misleading in stating that Compensia advised the Company and F.W. Cook & Co. advised the Compensation Committee with respect to the terms of the plans and that the Proxy Statement omits to state that the Company’s management disregarded and withheld from the Board advice and information provided by Compensia regarding (i) the provisions of the severance plans that allow an employee to obtain severance benefits by claiming a change in the employee’s duties or responsibilities following a change in control, (ii) the amount of severance benefits to be paid to senior executives of the Company following a change in control, and (iii) the potential total cost of the severance plans. Plaintiffs also allege that the Proxy Statement omits to state that neither Compensia nor F.W. Cook & Co. attended any relevant meeting of the Board or the Compensation Committee. The proposed Second Amended and Consolidated Complaint seeks unspecified compensatory damages, declaratory and injunctive relief, as well as an award of plaintiffs’ attorneys’ fees and costs.

     The Company understands that the defendants intend to defend the Delaware Lawsuits vigorously. Although no monetary relief is sought against the Company, the Company expects to incur substantial costs in connection with the defense of the Delaware Lawsuits.
By Order of the Board of Directors
Michael J. Callahan
Executive Vice President, General Counsel and Secretary
July 28, 2008